UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2013

MOOG INC.

(Exact name of registrant as specified in its charter)

New York	1-5129	16-0757636
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

East Aurora, New York	14052-0018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (716) 652-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 21, 2013, Moog Inc. issued a press release announcing that it has acquired Aspen Motion Technologies (Aspen), a subsidiary of Pentair (NYSE: PNR), located in Radford, Virginia. The purchase price is approximately $34 million in cash. Aspen, founded in 1996, is a designer and manufacturer of high-performance permanent magnet brushless DC motors, integrated digital controls and motorized impellers for motors. Aspen also specializes in custom motor designs for end product integration and significant product enhancement in a variety of high-performance industrial applications. Revenues for 2012 were approximately $36 million.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1   Press release dated March 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOOG INC.

Dated: March 21, 2013	By:	/s/ Jennifer Walter
	Name:	Jennifer Walter
Controller